Exhibit 99.1

KAYA HOLDINGS (OTCQB: KAYS) OPENS

3RD KAYA SHACK™ RECREATIONAL MARIJUANA STORE

AND MEDICAL MARIJUANA DISPENSARY

Salem, Oregon: March 21, 2017 – Kaya Holdings, Inc. (OTCQB: KAYS), announced today that it has received its 3rd Marijuana Retailer license from the Oregon Liquor Control Commission (OLCC), and has opened its third Kaya Shack Retail Marijuana location. Kaya Shack 3, with more than 2400 square feet of Class “A” retail space in North Salem, Oregon is built on the Marijuana Superstore Model and features a wide selection of fine, affordable cannabis, cannabis infused products, and accessories for both recreational customers and medical marijuana patients.

“This new store is the next step in the execution of our business plan. Although its opening was delayed by a transitioning regulatory environment, we are hopeful that it will serve as a cornerstone of our presence in Salem.” stated Craig Frank, CEO of Kaya Holdings.

In related news KAYS announced that it has hired Greg Perkins of More Realty to assist in identifying a suitable 30-60 acre tract of land in Oregon for KAYS to expand its growing operations to the maximum space currently allowed by law utilizing a mix of indoor and greenhouse cultivation. Additionally, KAYS is hoping to position itself through the potential acquisition of this property for future development including increased Marijuana Canopy production, development of marijuana processing facilities and other cannabis related endeavors (subject to local zoning restrictions or liberalization of restrictions). KAYS will cease operations of its Portland grow facility at the end of March and has made arrangements to maintain its genetics library of over 30 strains of cannabis at a medical grow site to be registered shortly, and has already contracted with farmers to meet demand until the new facility is fully operational.

About Kaya Holdings, Inc. (www.kayaholdings.com)

KAYS (OTCQB: KAYS) through its subsidiary, Marijuana Holdings Americas, Inc. owns and operates the Kaya Shack (www.kayashack.com) , the first legal marijuana dispensary by a U.S. publicly traded company – Kaya Shack™. KAYS creates and establishes it own brands that produce, distribute and/or sell premium cannabis products, including flower, concentrates, and cannabis-infused baked goods and candies.

IMPORTANT DISCLOSURE: KAYS is planning execution of its stated business objectives in accordance with current understanding of State and Local Laws and Federal Enforcement Policies and Priorities as it relates to Marijuana (as outlined in the Justice Department's Cole Memo dated August 29, 2013), and plan to proceed cautiously with respect to legal and compliance issues. Potential investors and shareholders are cautioned that AFAI and MJAI will obtain advice of counsel prior to actualizing any portion of their business plan (including but not limited to license applications for the cultivation, distribution or sale of marijuana products, engaging in said activities or acquiring existing Cannabis production/sales operations). Advice of counsel with regard to specific activities of KAYS and MJAI, Federal, State or Local legal action or changes in Federal Government Policy and/or State and Local Laws may adversely affect business operations and shareholder value.

Forward Looking Statements

This press release includes statements that may constitute "forward-looking" statements, usually containing the words "believe," "estimate," "project," "expect" or similar expressions. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to, acceptance of the Company's current and future products and services in the marketplace, the ability of the Company to develop effective new products and receive regulatory approvals of such products, competitive factors, dependence upon third-party vendors, and other risks detailed in the Company's periodic report filings with the Securities and Exchange Commission. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release.

For more information contact Investor Relations: 561-210-7664